                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:
/X/   Preliminary proxy statement
/ /   Confidential, for use of the Commission only (as permitted by
      Rule 14a-6(e)(2))
/ /   Definitive proxy statement
/ /   Definitive additional materials
/ /   Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            CECO ENVIRONMENTAL CORP.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------

                            CECO ENVIRONMENTAL CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER [ ], 2001


To the Stockholders of
CECO Environmental Corp.


         Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. ("CECO") will be held at 505 University Avenue, Toronto, Ontario, CANADA M5G 1X3, on November __, 2001 at 10:00 A.M., Toronto time, for the following purposes:

         1. to elect 5 directors;

         2. to approve a plan to reincorporate CECO in Delaware;

         3. to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of CECO Environmental Corp. for fiscal year 2001; and

         4. to transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on October 8, 2001, are entitled to notice of and to vote at the annual meeting.

         Your attention is directed to the accompanying Proxy Statement and proxy.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                       By Order of the Board of Directors


                                       -----------------------------------------
                                       Phillip DeZwirek
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer

October _, 2001

                                Table of Contents


                                                                       Page

NOTICE OF ANNUAL MEETING..............................................Cover

PROXY STATEMENT...........................................................1

ELECTION OF DIRECTORS.....................................................1

REINCORPORATING IN DELAWARE..............................................13

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS............................27

ADDITIONAL INFORMATION...................................................28

                            CECO ENVIRONMENTAL CORP.

                                                                October __, 2001

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER __, 2001

         The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a New York corporation ("CECO"), to be voted at the annual meeting of stockholders to be held on November __, 2001, or any postponement or adjournment thereof ("Annual Meeting"). A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 5 nominees for director proposed by the Board of Directors and set forth herein, FOR the approval of the reincorporation to Delaware, and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of CECO for fiscal year 2001, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

         The mailing address of the principal office of CECO is 505 University Avenue, Toronto, Ontario CANADA M5G 1X3. This Proxy Statement and enclosed proxy were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about October __, 2001.

         Only stockholders of record at the close of business on October 8, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,898,403 shares of CECO Common Stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. Votes present in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. If there is not a quorum at the Annual Meeting, the stockholders present in person or represented by proxy at the meeting have the power to adjourn the meeting until such time as there is a quorum. At such time as there is a quorum of stockholders present in person or represented by proxy, the Annual Meeting will reconvene without notice to stockholders, other than an announcement at the meeting prior to adjournment, unless the adjournment is for more than 60 days after the Record Date or a new record date has been set. Under applicable New York law, abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2002 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are now CECO directors. If, for any reason, any nominee should become unable to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

         The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of July 31, 2001.

         Richard J. Blum, age 54, became President and a director of CECO on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. ("CECO Group") on December 10, 1999. Mr. Blum has been a director and the President of The Kirk & Blum Manufacturing Company ("Kirk & Blum") since February 28, 1975 and the Chairman and a director of kbd/Technic since November 1988. Kirk and Blum and kbd/Technic were acquired by CECO on December 7, 1999. Mr. Richard Blum is the brother of Mr. David Blum.

         Phillip DeZwirek, age 63, became a director, the Chairman of the Board and the Chief Executive Officer of CECO in August 1979. Mr. DeZwirek also served as Chief Financial Officer until January 26, 2000. Mr. DeZwirek's principal occupations during the past five years have been as Chairman of the Board and Vice President of CECO Filters, Inc. ("Filters"), a Delaware corporation (since
1985); Treasurer and Assistant Secretary of CECO Group (since December 10,
1999); a director of Kirk & Blum and kbd/Technic (since 1999); and President of Can-Med Technology, Inc. d/b/a Green Diamond Corp. ("Can-Med") (since 1990). Mr. DeZwirek has also been involved in private investment activities for the past five years.

         Jason Louis DeZwirek, age 30, the son of Phillip DeZwirek, became a director of CECO in February, 1994. He became Secretary of CECO on February 20, 1998, following the resignation of Josephine Grivas as Secretary. Mr. DeZwirek from October 1, 1997, has also been a member of the Committee that was established to administer CECO's stock option plan. He also serves as Secretary of CECO Group, Inc. (since December 10, 1999). Mr. DeZwirek's principal occupation since 1999 has been as the President of kaboose.com, Inc., a company that owns a children's portal.

         Josephine Grivas, age 61, has been a director of CECO since February, 1991. She was its Secretary from October 1992, until she resigned as of February 2, 1998. Ms. Grivas has since October 1, 1997, also been a member of the Committee that was established to administer CECO's stock option plan. She is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Since February 20, 1998, Ms. Grivas has been a member of the Audit Committee, which was created to evaluate transactions where the potential for a conflict of interest exists and such other matters that are properly referred to the Audit Committee by the Board of Directors. Ms. Grivas had been an administrative assistant for Phillip DeZwirek since 1975. She retired from this position in February 1998.

         Donald A. Wright, age 63, became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998. He is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. Since November 1996, Mr. Wright has also been a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. From August 1995 until October 1996, he was the principal of and real estate broker with Barbour Real Estate Sales and Leasing in La Costa, California.

         In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

                        BOARD OF DIRECTORS AND COMMITTEES
                        ---------------------------------

         During the fiscal year ended December 31, 2000, the Board of Directors held no meetings. During and since the end of such period, action has been taken by unanimous and written consent of the Board of Directors.

         The Board has a standing Audit Committee and separate committees established to administer the CECO Environmental Corp. 1997 Stock Option Plan and the CECO Environmental Corp. 1999 Employee Stock Purchase Plan.

         The members of the Audit Committee are Directors Grivas and Wright. The Audit Committee had one telephonic meeting in December 2000. The Audit committee did not have any other meetings during 2000. The audit committee also held a telephonic meeting on March 30, 2001 and May 14, 2001. See the Audit Committee Report below.

         The members of the Committee that administers CECO's stock option plan are Directors Grivas and Jason DeZwirek. This Committee held no meetings during 2000. Directors Grivas and Wright administer the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. This committee held no meetings during 2000.

          The directors of CECO received no consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year. CECO has no annuity pension or retirement plans.

              REPORT OF THE CECO BOARD OF DIRECTORS AUDIT COMMITTEE
              -----------------------------------------------------

         The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process, and is more fully described in its Charter which the Board has adopted and is included as Exhibit B to this proxy statement.

         The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2000, with the Company's management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO's Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee
---------------

Josephine Grivas

Donald Wright

                               EXECUTIVE OFFICERS
                               ------------------

            The executive officers of CECO are appointed by the Board of Directors of CECO and serve at the discretion of the Board of Directors. Information concerning each executive officer's age, position and certain other information with respect to each executive officer can be found herein under the section entitled "Election of Directors" except for information with respect to David D. Blum and Marshall Morris (each of whom serves as a CECO officer). Summarized information for Messrs. Blum and Morris is as follows (ages are as of July 31, 2001):

         David D. Blum, age 46, became the Senior Vice President-Sales and Marketing and an Assistant Secretary of CECO on July 1, 2000. Mr. Blum served as Vice President of Kirk & Blum from 1997 to 2000 and was Vice President-Division Manager Louisville at Kirk & Blum from 1984 to 1997. Mr. David Blum is the brother of Mr. Richard Blum.

            Marshall J. Morris, age 42, became the Chief Financial Officer of CECO on January 26, 2000 and the Vice President-Finance and Administration on July 1, 2000. Mr. Morris also serves as Chief Financial Officer of CECO Group, Inc. (since January 26, 2000). From 1996 to 1999 Mr. Morris was Treasurer of Calgon Carbon Corporation which stock trades on the New York Stock Exchange and which is a worldwide producer of specialty chemicals and supplier of pollution control technologies and services with annual sales of approximately $300 million. From 1995 to 1996 he served as a consultant with respect to business management and strategic planning. From 1989 through 1995 Mr. Morris also served as the Treasurer of Trico Products Corporation, an international manufacturer and distributor of original equipment automotive parts with annual sales of approximately $350 million.


                         BENEFICIAL OWNERSHIP OF SHARES
                         ------------------------------

         The following table sets forth the name and address of each beneficial owner of more than five percent (5%) of CECO's common stock known to CECO, the number of shares of common stock of CECO beneficially owned as of August 31, 2001, and the percent of the class so owned by each such person.

                                    No. of Shares                 % of Total
Name and Address of                 of Common Stock               Common Shares
Beneficial Owner                    Beneficially Owned            Outstanding(1)
-------------------------------------------------------------------------------
Icarus Investment Corp.(2),(6)
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1X3            2,134,360                     24.54%

Phillip DeZwirek (2),(3),(4)
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1P7            4,508,557                     41.18%

IntroTech Investments, Inc.(5)
195 Hillsdale Avenue East
Toronto, Ontario M5S 1T4            1,598,666                     20.24%

Jason Louis DeZwirek (2),(5)
195 Hillsdale Avenue East
Toronto, Ontario M5S 1T4            3,733,026                     42.92%


Brinker Pioneer, L.P.
259 Radnor-Chester Road
Radnor, PA  19087                     580,266                      7.35%

Can-Med Technology, Inc.(6)
d/b/a Green Diamond Corp.
505 University Avenue Suite 1400
Toronto, Ontario M5G 1X3              800,000                      9.20%

------------
(1) Based upon 7,898,403 shares of common stock of CECO outstanding as of August 31, 2001. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of August 31, 2001, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.
(2) Icarus Investment Corp. ("Icarus") is owned 50% by Phillip DeZwirek and 50% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by Icarus Investment Corp. also are attributed to both Messrs. Phillip DeZwirek and Jason Louis DeZwirek. With respect to the shares owned by Icarus, Icarus has sole dispositive and voting power and Phillip DeZwirek and Jason Louis DeZwirek are deemed to have shared voting and shared dispositive power.
(3) Phillip DeZwirek is the Chief Executive Officer and Chairman of the Board of Directors of CECO.
(4) Includes (i) 750,000 shares of CECO's common stock that Phillip DeZwirek can purchase on or prior to November 7, 2006 from CECO at a price of $1.75 per share pursuant to Warrants granted to Mr. DeZwirek by CECO on November 7, 1996; (ii) 250,000 shares that may be purchased pursuant to Warrants granted January 14, 1998 at a price of $2.75 per share prior to January 14, 2008;
    (iii) 250,000 shares of CECO's common stock that may be purchased pursuant to Warrants granted September 14, 1998 at a price of $1.625 per share prior to September 14, 2008; (iv) 500,000 shares that may be purchased pursuant to Warrants granted to Mr. DeZwirek by CECO January 22, 1999, which are exercisable prior to January 22, 2009 at a price of $3.00 per share; and (v) 500,000 shares that may be purchased pursuant to Warrants granted to Mr. DeZwirek by CECO August 14, 2000, which are exercisable prior to August 14, 2010 at a price of $2.0625 per share.
(5) Introtech Investments, Inc. ("IntroTech") is owned 100% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by IntroTech also are attributed to Jason Louis DeZwirek. IntroTech and Jason Louis DeZwirek are each deemed to have sole dispositive and sole voting power with respect to such shares.
(6) 50.1% of the shares of Can-Med are owned by Icarus. Ownership of the shares of common stock owned by Can-Med also are attributed to Icarus. Icarus has voting and dispositive power, with respect to such shares which is shared with the other shareholders of Can-Med. Represents 800,000 shares of stock that may be purchased by the exercise of warrants.

                        SECURITY OWNERSHIP OF MANAGEMENT
                        --------------------------------

         As of August 31, 2001, the present directors and executive officers of CECO are the beneficial owners of the numbers of shares of common stock of CECO set forth below:

Name and Address                    Number of Shares             % Total Company
of Beneficial                       of Common Stock              Common Shares
Owner                               Beneficially Owned(1)        Outstanding(2)
--------------------------------------------------------------------------------
Phillip DeZwirek                    4,508,557(3)                 41.18%
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1P7

Jason Louis DeZwirek                3,733,026(4)                 42.92%
195 Hillsdale Avenue East
Toronto, Ontario M5S 1T4

Josephine Grivas                        ---                       ---
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1P7

Donald A. Wright                       36,000(5)                  0.45%
4538 Cass Street
San Diego, California 92109

Richard J. Blum                       134,188(6)                  1.68%
3120 Forrer Street
Cincinnati, Ohio 45209

Marshall J. Morris                     20,600(7)                  0.26%
3120 Forrer Street
Cincinnati, Ohio 45209

David D. Blum                          95,386(8)                  1.19%
3120 Forrer Street
Cincinnati, Ohio 45209

Officers and                        6,393,397                    57.24%
Directors as a
group (7 persons)

------------
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after August 31, 2001, including, but not limited to, upon the exercise of an option.
(2) See Note 1 to the foregoing table.
(3) See Notes 2, 3, and 4 to the foregoing table.
(4) See Notes 2 and 5 to the foregoing table.
(5) Includes (i) 10,000 shares of the CECO's common stock that may be purchased pursuant to Options granted June 30, 1998, at a price of $2.75 per share prior to June 30, 2008, and (ii) 5,000 shares of CECO's common stock that may be purchased pursuant to Options granted September 18, 2000 at a price of $2.0625 per share prior to September 18, 2010.
(6) Includes 112,000 shares of CECO's common stock that Mr. Richard Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technics to purchase 448,000 shares of common stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 112,000 of such shares and becomes exercisable with respect to an additional 25% of such shares on each of the next three anniversaries of such date.
(7) Includes 10,000 shares of common stock of CECO that may be purchased pursuant to options granted to Mr. Morris to purchase 50,000 shares of CECO's common stock on January 20, 2000. This option became exercisable on January 20, 2001, with respect to 10,000 of such shares and becomes exercisable with respect to an additional 20% of the 50,000 shares on each of the next four anniversaries of such date. The exercise price of the options is $2.50 per share.
(8) Includes 83,750 shares of CECO's common stock that Mr. David Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. David Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technics to purchase 335,000 shares of stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 83,750 of such shares, and becomes exercisable with respect to an additional 25% of such shares on each of the next three anniversaries of such date.

                               CHANGES IN CONTROL
                               ------------------

         CECO is not aware of any current arrangement(s) that may result in a change in control of CECO.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
                -------------------------------------------------

          CECO is not aware of any persons who beneficially own or owned more than 10 percent of the outstanding common stock of CECO or any officer, director or other person subject to the requirements of Section 16 of the Securities Exchange Act of 1934 who, during the fiscal year 2000, failed to file, or failed to file on a timely basis, any reports or forms required to be filed under said
Section 16 or the rules and regulations promulgated thereunder.

                              CERTAIN TRANSACTIONS
                              --------------------

         Since January 1, 1999, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of CECO's common stock, had a direct or indirect material interest.

         Steven Taub's employment with Filters was terminated as of June 30, 2000 pursuant to a Separation Agreement and General Release (the "Agreement"). CECO, pursuant to the Agreement, purchased on July 5, 2000, all of Mr. Taub's stock of CECO, aggregating 441,297 shares for $2.125 per share and 124,703 shares of Hilary Taub's, Mr. Taub's former wife, stock of CECO, aggregating 124,703 shares for $2.125 per share. In addition, through October 28, 2000, Mr. Taub was entitled to $678.37 per day from Filters. Filters also agreed to pay all of Mr. Taub's major medical insurance costs through October 28, 2000.

         Andrew Halapin, former President of Busch, is the beneficial owner of the building in which Busch leases its principal office. The lease is a triple net lease, with annual rent in the amount of $85,694.

         CECO purchased shares of Peerless stock in 1999. Part of the funds used to purchase such stock were borrowed from Can-Med. Can-Med is owned 50.1% by Icarus, which is owned 50% by Phillip DeZwirek (the Chairman of the Board of Directors and Chief Executive Officer of CECO) and 50% by Jason DeZwirek (a director and the Secretary of CECO). As of December 31, 2000 the loan was paid in full. The loan accrued interest at a rate of 10%.

         As a condition to obtaining the Bank Facility, CECO placed $5 million of subordinated debt. Can-Med provided $4,000,000 of the subordinated debt. The promissory notes which were issued to evidence the subordinated debt provide that they accrue interest at the rate of 12% per annum, payable semi-annually, subject to the subordination agreement with the banks providing the Bank Facility.

          In consideration for the subordinated lenders making CECO the subordinated loans, CECO issued to the subordinated lenders warrants to purchase up to 1,000,000 shares of CECO's common stock for $2.25 per share, the closing price of CECO's common stock on the day that the subordinated lenders entered into an agreement with CECO to provide the subordinated loans. Can-Med was issued 800,000 of such warrants. The warrants are exercisable from June 6, 2000 until December 7, 2009. The subordinated lenders, including Can-Med, were granted certain registration rights with respect to their warrants and shares of common stock of CECO into which the warrants are convertible.

                             EXECUTIVE COMPENSATION
                             ----------------------

         Except for the compensation described below, neither CECO nor any of its subsidiaries paid, set aside or accrued any salary or other remuneration or bonus, or any amount pursuant to a profit-sharing, pension, retirement, deferred compensation or other similar plan, during its last fiscal year, to or for any of CECO's executive officers or directors.

Warrants

         In consideration for Phillip DeZwirek's valuable service to CECO as an employee, officer and director, CECO granted Mr. DeZwirek warrants on August 14, 2000 to purchase up to 500,000 shares of CECO's common stock, which are exercisable at any time between February 14, 2001 and August 14, 2010 inclusive at a price of $2.0625, the closing price of CECO's common stock on August 14, 2000. Such warrants are not transferable other than by will or the laws of the descent. All of such warrants grant the holders thereof piggyback registration rights, i.e. the right to participate in any registration of securities by CECO other than a registration statement in connection with a merger or pursuant to registration statements on Forms S-4 or S-8. Additionally, the holders of a majority of the shares underlying the warrants and the warrants have the right on two occasions to have CECO prepare and file with the Securities and Exchange Commission a registration statement and such other documents as may be necessary for such holders to effect a public offering of the shares underlying the warrants previously issued or to be issued upon the effectiveness of such registration statement. CECO is however required to pay the expenses of only one of such registrations. The right to demand such registrations expires August 14, 2010, or upon the happening of certain other conditions.

Compensation

Stock Option Plan
-----------------

         In the year 2000, options to purchase 125,000 shares of stock of CECO were granted under the CECO Environmental Corp. 1997 Stock Option Plan (the "Plan").

         On January 20, 2000, Marshall J. Morris, in consideration for his valuable services as an executive officer was granted an option under the Plan to purchase up to 50,000 shares of stock of CECO. The option became exercisable with respect to 10,000 of the 50,000 shares on January 20, 2001 and provided Mr. Morris' employment with CECO or any subsidiary of CECO remains continuous becomes exercisable with respect to another 20% of the 50,000 shares on each of the next four anniversaries of such date. The exercise price per share is $2.50, the fair market value of the stock of CECO as of the date of the grant. On September 18, 2000, Donald A. Wright, in consideration for his valuable services as a director of CECO, was granted an option under the Plan to purchase up to 5,000 shares of stock of CECO. The option became exercisable on March 18, 2001 and expires on September 18, 2010. The exercise price per share is $2.0625, the fair market value of the stock of CECO as of the date of the grant.

Stock Purchase Plan
-------------------

         On September 21, 1999, the Board of Directors of CECO adopted the CECO Environmental Corp. 1999 Employee Stock Purchase Plan (the "Stock Plan") which was approved by the stockholders on November 16, 1999. Thirty-eight thousand nine hundred thirty-two (38,932) shares of stock have been issued as of August 31, 2001 under the Stock Plan; 2,188 of which have been issued to Mr. Richard Blum, and 1,636 of which have been issued to Mr. David Blum. No other shares of stock under the Stock Plan have been issued to an executive officer or director of CECO.

         The following table summarizes the total compensation of Phillip DeZwirek, Richard J. Blum, David D. Blum and Marshall J. Morris for 2000 and the two previous years. There were no other executive officers of CECO who received compensation in excess of $100,000 in 2000. Richard J. Blum, who also serves as Chief Executive Officer and President of CECO Group, is paid the amounts set forth below by CECO Group. Mr. DeZwirek and Mr. Morris are paid by CECO. David
D. Blum, who also serves as Vice-President of Kirk & Blum, is paid by Kirk &
Blum.

Summary Compensation Table For CECO:
------------------------------------

                                                                     Annual                      Long Term
Name/Principal                                                    Compensation                   Compensation          All Other
Position                        Year                   Salary                    Bonus           Options (#)           Compensation
--------                        ----                   ------                    -----           -----------           ------------
Phillip DeZwirek                2000                   $137,545                                  500,000(1)
Chairman of the Board and       1999                   $100,000                                  500,000(2)
Chief Executive Officer         1998                   $ 80,000                                  500,000(3)


Richard J. Blum President of    2000                   $206,000                 $122,224                              $ 19,883(4)
CECO and President and Chief    1999                   $ 13,972(5)                               448,000(6)
Executive Officer of CECO
Group

David D. Blum                   2000                   $154,000                 $ 76,388                              $10,873(7)
Senior Vice-President-Sales     1999                   $ 10,548(8)                               335,000(9)
and Marketing and Assistant
Secretary of CECO and Vice
President of Kirk & Blum

Marshall J. Morris Vice         2000                   $133,211                                   50,000(10)          $22,040(11)
President- Finance and
Administration and Chief
Financial Officer

------------
 (1) Represents 500,000 Warrants issued to Phillip DeZwirek on August 14, 2000.
 (2) Represents 500,000 Warrants issued to Phillip DeZwirek on January 22, 1999.
 (3) Represents 250,000 Warrants issued on January 14, 1998 and 250,000 Warrants issued on September 14, 1998.
 (4) Represents Company contribution of $18,315 to 401(k) plan on behalf of Mr. Richard Blum and $1,568 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. Richard Blum.
 (5) Based on an annual salary of $206,000; Mr. Richard Blum commenced employment with CECO Group on December 7, 1999.
 (6) Represents Warrants to purchase 448,000 shares of CECO's stock granted in Mr. Richard Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.
 (7) Represents Company contribution of $10,134 to 401(k) plan on behalf of Mr. David Blum and $740 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. David Blum.
 (8) Based on an annual salary of $154,000; amount shown is from December 7, 1999, the date CECO Group acquired Kirk & Blum.
 (9) Represents Warrants to purchase 335,000 shares of CECO's stock granted in Mr. David Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.
(10) Represents Options to purchase 50,000 share of CECO's stock granted on January 20, 2000.
(11) Represents Company contribution of $436 to 401(k) plan on behalf of Mr. Morris, $284 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. Morris and $21,320 of reimbursement of relocation expenses.

         Richard J. Blum entered into an Employment Agreement dated December 7, 1999 with Ceco Group. The Employment Agreement, which was recently extended for an additional year, has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. Richard Blum's base salary is set at $228,400 per year. In addition to his base salary, Mr. Richard Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

         David D. Blum entered into an Employment Agreement dated December 7, 1999 with Kirk & Blum. The Employment Agreement, which was recently extended for an additional year, has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. David Blum's base salary is set at $170,750 per year. In addition to his base salary, Mr. David Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

         The following tables set forth information with respect to CECO's executive officers concerning grants and exercises of options on stock of CECO during the last fiscal year and unexercised options on stock of CECO held as of the end of the fiscal year.

Option/SAR Grants By CECO
For The Year Ended December 31, 2000:

                                                      % of Total
                           Number of Securities       Options/SARs Granted
                           Underlying Options         to Employees in        Exercise or Base Price
Name                       Granted (#)                Fiscal Year            ($/SH)                   Expiration Date
----                       ----------                 -----------            ------                   ---------------
Phillip DeZwirek           500,000                    80%                     $2.0625                  Aug. 14, 2010

Marshall J. Morris          50,000                     8%                     $2.50                    Jan. 20, 2010

Aggregated Option/SAR On CECO
Exercises For The Year Ended December 31, 2000
And Option/SAR Values On CECO As Of December 31, 2000:
------------------------------------------------------

                     Shares Acquired                       Number of Securities Underlying      Value of Unexercised In-the-Money
                     on Exercise       Value Realized    Unexercised Options/SARs at 12/31/00        Options/SARs at 12/31/00

                                                        Exerciseable        Unexercisable       Exerciseable     Unexercisable
                                                        -------------       --------------      -------------    -------------
Name                 (#)               ($)
----                 ---               ---
Phillip DeZwirek      0                 0                1,750,000          500,000             $0               $0

Richard J. Blum       0                 0                  112,000          336,000             $0               $0

David D. Blum         0                 0                   83,750          251,250             $0               $0

Marshall J. Morris    0                 0                   10,000           40,000             $0               $0

         The following table summarizes the total compensation of the former Chief Executive Officer of CECO Filters, Inc. for 2000 and the two previous years.

Summary Compensation Table For Filters:

                                          Annual
                                      Compensation
  Name/Principal Position                 Year                Salary             All Other Compensation
  -----------------------                 ----                ------             ----------------------
Steven I. Taub, Ph.D./                    2000               $123,318(1)                 $83,928(2)
President and                             1999               $247,603                    $ 5,000
Chief Executive                           1998               $240,740                    $ 4,750
Officer

------------
(1) $112,500 is allocated to base salary and the remainder to an IRA contribution, automobile allowance and insurance premiums, all of which items Dr. Taub pays for directly.
(2) Represents $2,524 of a matching contribution by Filters to Filters' 401(k) Plan on behalf of Dr. Taub and $81,404 in severance pay.

         Steven Taub's employment with Filters was terminated as of June 30, 2000 pursuant to a Separation Agreement and General Release (the "Agreement"). Under the terms of the Agreement Mr. Taub agrees that for a period commencing on June 30, 2000 and continuing until October 28, 2001, Mr. Taub will not, within the continental United States, directly or indirectly engage in certain competitive businesses. If Mr. Taub is presented with or finds an opportunity for CECO or its affiliates at any time within one year from October 28,2000, Mr. Taub must first present such opportunity to CECO. In addition, all options to purchase stock of CECO held by Mr. Taub were terminated as of June 30, 2000.

         CECO, pursuant to the Agreement, purchased on July 5, 2000, all of Mr. Taub's stock of CECO, aggregating 441,297 shares for $2.125 per share and 124,703 shares of Hilary Taub's, Mr. Taub's former wife, stock of CECO, aggregating 124,703 shares for $2.125 per share. In addition, through October 28, 2000, Mr. Taub was paid $678.37 per day from Filters. Filters also agreed to pay all of Mr. Taub's major medical insurance costs through October 28, 2000.

                                   PROPOSAL II
                           REINCORPORATING IN DELAWARE

         On September 5, 2001 the Board of Directors adopted a plan, subject to approval by the stockholders, to reincorporate CECO under the laws of the State of Delaware. CECO was incorporated under the laws of New York in 1966, but the Board believes Delaware corporate law will better serve the stockholders' interests and provide CECO with advantages not available under New York corporate law. Therefore, CECO will ask stockholders at the Annual Meeting to approve the form of the Certificate of Merger which appears as an Exhibit A at the end of this Proxy Statement. Such transaction is commonly called a "reincorporation."

         CECO will continue to be called CECO Environmental, Inc. after the reincorporation. To explain the proposal, however, this Proxy Statement will call CECO that exists today as a New York corporation either "CECO" or "CECO-New York" and for convenience "CECO-Delaware" refers to the new Delaware corporation that will be organized. If the holders of at least two-thirds of all outstanding shares of the Common Stock approve the Merger Agreement, CECO-New York will be merged into CECO-Delaware. The effective date will be when the necessary documents have been filed in both New York and Delaware. CECO-Delaware will be the surviving corporation, and the charter and by-laws of the new corporation will be substantially the same as those of CECO-New York today.

Reasons for the Change

         For many years, Delaware has encouraged incorporation in that state by adopting modern, comprehensive and flexible corporate laws, and it periodically updates and revises them to meet changing business needs. The Delaware General Corporation Law is considered a sophisticated statute, highly conducive to business. That is why many corporations choose Delaware initially as their place of incorporation, and why many others have reincorporated in Delaware by means of transactions like the one now proposed. Because of Delaware's policy of encouraging incorporation and its preeminence as the most popular state of incorporation for major corporations, the courts of Delaware have developed considerable expertise in dealing with corporate issues. As a result, Delaware's case law interpreting its corporate laws is more developed than that of any other state. This gives Delaware corporate law an extra measure of predictability that is useful and often critical in our precedent-based judicial system.

         For the board and the management of a Delaware corporation, these features of Delaware law allow greater certainty in managing the corporation. The state's court system also provides for relatively prompt resolution of most corporate disputes. For example, Delaware has a specialized Court of Chancery that hears cases involving corporate law. The Court of Chancery has no jurisdiction over most other kinds of cases, and therefore its dockets are not as backlogged as many other states. In addition, the Supreme Court of Delaware hears and decides important corporate appeals rapidly.

         The Board of Directors of CECO considered the predictability and flexibility of Delaware law and the efficiency of its judicial process when it recommended the present proposal. The Board also recognized the possibility that choosing to be governed by the corporate law of Delaware, as so many other corporations have done, may further enhance the reputation of CECO.

Continuity of Business and other Factors

         CECO has carried on its business under the "CECO Environmental" trademark continuously since 1992. The merger into CECO-Delaware will not break this continuity. CECO-Delaware will have its principal corporate offices in Toronto at CECO-New York's current address, and will appoint a registered agent to represent it in Delaware. Reincorporation in Delaware will not change the business plan, management, assets, liabilities, net worth, capitalization or employee benefit plans of CECO. Furthermore, each incentive stock option that would be, or later become, exercisable for shares of CECO's Common Stock will automatically be, or later become, exercisable for the same number of shares of the common stock of CECO-Delaware on the same terms and conditions.

Authorized shares of Capital Stock

         After the reincorporation, the authorized capital stock of CECO-Delaware will consist of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000 shares of preferred stock, par value $0.01 per share. These figures are the same as those currently authorized for CECO-New York. CECO-Delaware will not issue any common stock or preferred stock in connection with the reincorporation, other than the shares which the old shares will convert into. The Board of Directors of CECO-Delaware will have authority to issue preferred stock in series, just as the Board of CECO-New York may do today. The Board will determine voting powers, designations, preferences, and relative rights, qualifications, limitations and restrictions on any preferred stock it may issue.

Conversion of Shares

         As soon as the reincorporation becomes effective, CECO-Delaware will issue a press release announcing that the transaction has occurred. At the same time, the holders of the old shares of CECO-New York will become holders of the new shares of CECO-Delaware. Shares of CECO-New York will automatically convert into shares of CECO-Delaware on these terms:

         o The conversion will be on a one-for-one basis.

         o Each share of the old Common Stock of CECO-New York which is outstanding at the effective date will become one share of the new common stock, par value $0.01 per share, of CECO-Delaware.

THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE, EACH CECO-NEW YORK STOCK CERTIFICATE WHICH WAS OUTSTANDING JUST BEFORE THE REINCORPORATION WILL AUTOMATICALLY REPRESENT THE SAME NUMBER OF CECO-DELAWARE SHARES. THEREFORE, STOCKHOLDERS OF CECO-NEW YORK NEED NOT EXCHANGE THEIR STOCK CERTIFICATES FOR NEW CECO-DELAWARE STOCK CERTIFICATES. LIKEWISE, STOCKHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO CECO, EITHER BEFORE OR AFTER THE EFFECTIVE DATE OF REINCORPORATION.

Trading of the Stock

         After reincorporation, those who were formerly stockholders of CECO-New York may continue to make sales or transfers using their CECO-New York stock certificates. CECO-Delaware will issue new certificates representing shares of CECO-Delaware common stock for transfers occurring after the effective date. On request, CECO-Delaware will issue new certificates to anyone who holds CECO-New York stock certificates. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

         Stockholders whose shares of CECO-New York were freely tradable before the reincorporation will own shares of CECO-Delaware which are freely tradable after reincorporation. Similarly, any stockholder holding securities with transfer restrictions before reincorporation will hold shares of CECO-Delaware which have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold CECO-Delaware stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in CECO-New York.

         After the reincorporation, CECO-Delaware will continue to be a publicly held company. CECO-Delaware intends to list its common stock on Nasdaq-scm. It will also file with the Securities and Exchange Commission and provide to its stockholders the same types of information that CECO-New York has previously filed and provided.

Certain Federal Income Tax Consequences

         The following is a brief summary of the principal federal income tax consequences of reincorporation under current law to holders of CECO's Common Stock. This summary is for general information only. It does not address potential legislative changes that may affect these consequences, and it does not address any state, local or foreign tax consequences of reincorporation. CECO has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service to the effect that the reincorporation is nontaxable.

         Neither CECO nor its stockholders will recognize any gain or loss by reason of the reincorporation. The tax basis of CECO-Delaware common stock received by a stockholder of CECO-New York through the reincorporation will be the same as the tax basis of CECO-New York Common Stock prior to reincorporation. A stockholder of CECO-New York who holds the stock as a capital asset should include the period he or she has held the Common Stock in determining the holding period for his or her CECO-Delaware stock.

STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS TO DISCUSS THEIR OWN TAX SITUATIONS AND ANY POTENTIAL CHANGES IN FEDERAL, STATE AND LOCAL LAWS AND OTHER APPLICABLE TAX MATTERS RELATING TO REINCORPORATION.

Abandonment

         If the Board of Directors decides not to proceed with the reincorporation at any time before the reincorporation becomes effective, the Board will have the right to abandon the Merger Agreement and take no further action towards reincorporating CECO in Delaware.

Comparison of the New York and Delaware Corporate Laws

         After reincorporation, the stockholders will become stockholders of CECO-Delaware. There are, of course, differences between the New York and Delaware corporate laws which may affect stockholders. A summary of the principal differences between the two bodies of law follows below. The comparison is not a substitute for direct reference to the actual laws or for professional interpretation of them.

         If Proposal "II" is approved by the holders of at least two-thirds of CECO's outstanding Common Stock, and if CECO reincorporates in Delaware as outlined in this Proxy Statement, then the Stockholders of CECO ("CECO-New York," that is) will become stockholders of the new Delaware corporation, "CECO-Delaware." There are differences between the Business Corporation Law of New York ("BCL") and the General Corporation Law of Delaware ("DGCL") which will affect the rights of Stockholders in certain respects. Some of these differences define the particular provisions a corporation may choose to put into its certificate of incorporation, commonly called the "charter," and other differences may not affect CECO.

         The following summary is not a substitute for direct reference to the statutes themselves or for professional interpretation of them.

Amendment of Charter

         Both the BCL and the DGCL allow a board of directors to recommend a charter amendment for approval by stockholders, and a majority of the shares entitled to vote at a stockholders' meeting are normally enough to approve that amendment. Both laws require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

Amendment of By-laws

         The BCL provides that the Board of Directors may amend, adopt or repeal CECO's by-laws. Under the DGCL, however, the board may amend, adopt or repeal by-laws only if permitted by the charter. The charter of CECO-Delaware will specifically permit amendment of the by-laws by the board. Additionally, both the BCL and the DGCL allow stockholders to further amend or repeal by-laws adopted or amended by the board.

Special Meetings of Stockholders

         Under both the BCL and the DGCL, the board of directors or anyone authorized in the charter or by-laws may call a special meeting of stockholders. Currently the by-laws of CECO-New York allow the Board to call a special meeting, and the provision in the by-laws of CECO-Delaware will be comparable.

Corporate Action Without Stockholders' Meeting

The BCL and DGCL differ about whether corporate action can be taken by written consent and without a stockholders' meeting. Under the BCL, the holders of at least the minimum number of votes required to authorize such an action may take the action if the corporation's charter allows this, but otherwise the consent must be unanimous. Because the CECO-New York charter does not authorize less than unanimous written consent, CECO-New York actions by written consent of stockholders requires unanimous consent. The DGCL, on the other hand, lets stockholders take action by the written consent of at least the minimum number of votes required to act at a stockholders' meeting, unless the charter forbids it. The DGCL charter will not forbid such actions, therefore, CECO-Delaware will be able to take action by the written consent of at least the minimum number of votes of the stockholders required to act at a stockholders' meeting. Accordingly, DGCL provides significantly greater flexibility and ease of action in that corporate action may be taken without a formal stockholder meeting - generally through written majority stockholder consent.

Inspection of Stockholders List

         The BCL limits the right of a stockholder to inspect the list of record stockholders depending on the number of shares held and the length of ownership. But under the DGCL, any stockholder may inspect the stockholders' list for any purpose reasonably related to the person's interest as a stockholder. In addition, for at least ten days prior to each stockholders' meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

Vote Required for Certain Transactions

         Until February 1998, the BCL required the holders of two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation may provide in its charter that the holders of a majority of the outstanding stock may approve such transactions, although CECO has not adopted such a charter provision. Under the DGCL, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise (the CECO-Delaware charter will not provide otherwise). Furthermore, in the case of a merger under the DGCL, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise (the CECO-Delaware charter will not provide otherwise), if these three conditions are met:

         o No amendment of the surviving corporation's charter is made by the merger agreement; and

         o Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

         o The merger results in no more than a 20% increase in its outstanding common stock.

     Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion of these below under the heading "Business Combinations with Interested Stockholders."

Classification of Directors

         Both laws permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. The BCL permits as many as four classes, the DGCL only three. CECO now has one class of directors, and CECO-Delaware will also have one. As with the provisions of the BCL, any change in the classification of the CECO-Delaware board will require a majority vote of the stockholders.

Removal of Directors

         Under the BCL, directors may be removed by the stockholders for cause, or by either the stockholders or the directors if the charter or bylaws so provide. CECO's present bylaws do provide that directors may be removed by a majority of the stockholders for cause or without cause or by the Board with cause. After the reincorporation, directors under the DGCL would also generally be subject to removal with or without cause by a majority of the stockholders, unless the charter provides otherwise, but in a Delaware corporation with a classified board, directors can be removed only for cause. The CECO-Delaware charter will not alter the DGCL provisions and the stockholders would have the same ability to remove a director with or without cause as currently exists with CECO-New York, unless CECO-Delaware established a classified board, in which event the stockholders could only remove a director for cause. CECO has no current plans to establish a classified board.

Limitation of Directors' Liability

         Both states permit the limitation of a director's personal liability while acting in his or her official capacity. Under the BCL, a director is not liable to the corporation or to its stockholders for monetary damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. The DGCL, on the other hand, requires a charter provision in order to limit a director's liability for breach of his or her fiduciary duty to the corporation. CECO's current charter limits monetary liability to the fullest extent permitted by the BCL, and the charter of CECO-Delaware will likewise limit such liability to the fullest extent permitted by the DGCL.

         But in some cases directors may be liable despite these limitations. Under the BCL, for example, a director is not immune from liability if he or she violates applicable statutes which expressly make directors liable. The DGCL forbids any limitation of liability if the director breached his or her duty of loyalty to the corporation or its stockholders, or if he or she failed to act in good faith, received an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by the DGCL.

Indemnification of Directors and Officers; and Insurance

         With some variations, both the BCL and the DGCL allow a corporation to "indemnify," that is, to make whole, any person who is or was a director, officer, employee or agent of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both laws also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

         Additionally, each of the two laws permits a corporation to purchase insurance for its directors, officers, employees and agents against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The BCL, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage that he or she was not entitled to.

         The by-laws of CECO-New York currently indemnify to the fullest extent permitted by the BCL, and the by-laws of CECO-Delaware will indemnify as fully as the DGCL allows. However, neither the BCL nor the DGCL permit indemnification of a director, officer, employee or agent if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. Furthermore, the DGCL generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with the best interests of the corporation.

         If Proposal "II" is approved by CECO's Stockholders, the DGCL indemnification provisions will not apply to acts and omissions that occurred before the effective date of the reincorporation. The BCL will govern these.

Loans and Guarantees of Obligations for Directors

         Under the BCL, the holders of a majority of the shares entitled to vote, excluding any shares of the director who is the proposed borrower, are required to approve any loans to, or guarantees of obligations of, a director. Under the DGCL, a board of directors may authorize loans or guarantees of indebtedness to employees, officers and directors.

Issuance of Rights and Options to Directors, Officers and Employees

         Under the BCL, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees must be approved by a majority of votes cast at a stockholders' meeting. The DGCL does not require stockholder approval of such transactions. However, the rules of the Nasdaq-scm, where CECO's stock is listed and where the stock of CECO-Delaware will be listed, require stockholder approval of option plans in certain circumstances.

Consideration for Shares

         Under the BCL, obligations for future services or payments are not considered payment or partial payment for shares of a corporation. Stock certificates cannot be issued until full payment has been made, except for shares purchased under a stock option plan permitting installment payments. Under the DGCL, however, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the DGCL may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

Dividends, and Redemption of Stock

         Subject to its charter provisions, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

         The BCL defines surplus as the excess of net assets over stated capital, and lets the board adjust stated capital. The DGCL, on the other hand, defines surplus as the excess of net assets over capital, and lets the board adjust capital. If there is no surplus, the DGCL allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets. Regarding redemptions, both the BCL and the DGCL permit them only when the corporation has outstanding shares of at least one class of voting stock which is not subject to the redemption.

Appraisal Rights

         Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in the merger or consolidation of a corporation or in the sale of all or substantially all its assets. The BCL also extends appraisal rights to an exchange of a corporation's shares.

         Appraisal rights under the BCL allow any stockholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. However, the BCL provides that dissenting stockholders have no appraisal rights if they are a stockholder of the parent corporation in a merger between a parent and subsidiary or when a subsidiary corporation or the corporation owning at least 90% of the outstanding shares of each class of the subsidiary is a foreign corporation. Further, dissenting stockholders do not have appraisal rights if they are stockholders of a surviving corporation in a merger, unless the merger changes the rights of the shares held by such stockholder. Finally, dissenting stockholders do not have appraisal rights if their shares are listed on a national securities exchange or designated as a national market system security.

         Appraisal rights are generally available under BCL to a stockholder who does not assent to any plan of merger or consolidation to which the corporation is a party, except in the circumstances noted above, or to the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation requiring stockholder approval or to a share exchange in which the corporation is participating as a subject corporation. Further, appraisal rights are available to any shareholder of a subsidiary corporation in a merger of a parent and subsidiary or in shares exchange, who files a written notice of an election to dissent. Also, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures.

         Similarly, under the DGCL, appraisal rights are not available to a stockholder if the corporation's shares are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system, or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's stockholders. A dissenting stockholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

         o Shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation.

         o Shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs.

         o Cash instead of fractional shares of the surviving corporation or another corporation.

Business Combinations with Interested Stockholders

         Provisions in both laws may help to prevent or delay changes of corporate control. In particular, both the BCL and the DGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

         Under the BCL, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless the board of directors approved either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquired his or her shares. An "interested stockholder" under the BCL is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under the BCL include mergers and consolidations between corporations or with an interested stockholder; sales, leases, mortgages or other dispositions to an interested stockholder of assets with an aggregate market value which either (1) equals 10% or more of the corporation's consolidated assets or outstanding stock, or (2) represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers of stock with an aggregate market value of at least 5% in relation to the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

         After the five-year period referred to in the BCL, the law allows such business combinations if either the board of directors or a majority of the outstanding voting stock not owned by the interested stockholder have approved the business combination or the purchase of stock by the interested stockholder before the interested stockholder acquired his or her shares. Business combinations are also permitted when certain statutory "fair price" requirements are met.

         One section of the DGCL, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the DGCL is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

         o Mergers or consolidations.

         o Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

         o Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

         o Receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

         o Any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

         A Delaware corporation may choose not to have Section 203 of the DGCL apply. CECO has chosen, however, to accept the protections of Section 203, and therefore the charter of CECO-Delaware will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

         o If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

         o If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

         o If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

Vote Required for Approval

         Approval of the form of the Merger Agreement and reincorporation in Delaware will require the affirmative vote of the holders of two-thirds of the outstanding Common Stock. As of the record date for the Annual Meeting, the current Directors and Officers of CECO control the right to vote 3,118,832 shares, representing 39.5% of the outstanding Common Stock, and have advised CECO that their present intent is to vote in favor of the proposal to reincorporate in Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN TO REINCORPORATE CECO IN DELAWARE.

PROPOSAL III
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to serve as the independent public accountants of CECO for its fiscal year ending December 31, 2001. Deloitte was engaged to act as CECO's public accountants on September 28, 2000. Accordingly, the engagement of Margolis & Company P.C. ("Margolis") was discontinued effective September 28, 2000. Margolis served as the independent public accountants of CECO since 1993. Notwithstanding the appointment, the Board of Directors, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board of Directors believes that such a change would be in the best interests of CECO and its stockholders. Neither representatives of Deloitte nor Margolis are expected to be present at the Annual Meeting. If the appointment of Deloitte is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants.

         The reports of Margolis on CECO's consolidated financial statements for fiscal year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of CECO's consolidated financial statements for each of the two fiscal years ended December 31, 1998 and December 31, 1999 and the subsequent interim period prior to June 30, 2000, there were no disagreements between CECO and Margolis on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Margolis, would have caused Margolis to make reference to the matter in their reports. CECO did not consult with Deloitte during the last two fiscal years in the period ended December 31, 1999 or the subsequent interim period prior to June 30, 2000 on either the application of accounting principles or type of opinion Deloitte might issue on CECO's financial statements.

         CECO reported the change in principal accountants on a Current Report on Form 8-K filed September 29, 2000. CECO provided Margolis with a copy of the disclosures it made in the Current Report on Form 8-K prior to the filing of the report with the Securities and Exchange Commission. Margolis has furnished CECO a copy of a letter addressed to the Securities and Exchange Commission stating that Margolis agrees with the statements made by CECO in this Proxy Statement.

         The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

Audit Fees

         Margolis billed CECO $20,598 for the professional services rendered for the revision of its opinion included in the audit of CECO's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in CECO's Quarterly Reports on Form 10QSB filed for the first two quarters of 2000. Deloitte billed CECO $127,687 for the professional services rendered for the audit of CECO's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in CECO's Quarterly Reports on Form 10QSB filed for the third quarter of 2000.

Financial Information Systems Design and Implementation Fees

         Neither Margolis nor Deloitte rendered professional services for the design and implementation of financial information systems to CECO during fiscal year 2000.

All Other Fees

         Deloitte billed CECO $46,920 for all professional services rendered during fiscal year 2000 other than audits, reviews and financial information systems design and implementation.

         The Audit Committee has considered whether the provision of services by Deloitte other than the audit of the financial statements of CECO for the fiscal year 2000 and the review of the financial statements for the third quarter of the fiscal year 2000 is compatible with maintaining Deloitte's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF CECO FOR FISCAL YEAR 2001.


                             ADDITIONAL INFORMATION

                                  OTHER MATTERS
                                  -------------

         As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

         A COPY OF CECO'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CECO ENVIRONMENTAL CORP., TO THE ATTENTION OF THE SECRETARY, 505 UNIVERSITY AVENUE, TORONTO, ONTARIO, CANADA M5G 1X3.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
                  ---------------------------------------------

         In order to be considered for inclusion in CECO's proxy materials for the year 2002 annual meeting of stockholders, a stockholder proposal must be received by CECO no later than June __, 2002. Proposals may be mailed to CECO Environmental Corp., to the attention of the Secretary, 505 University Avenue, Toronto, Ontario, CANADA M5G 1X3.

                          METHOD OF PROXY SOLICITATION
                          ----------------------------

         The cost of solicitation of the proxies will be borne by CECO. In addition to solicitation of the proxies by use of the mails, employees of CECO or its Subsidiaries, without extra remuneration, may solicit proxies personally or by telephone. CECO will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              FINANCIAL STATEMENTS
                              --------------------

         CECO's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2000, are included on pages f-1 through f-24 of CECO's 2001 Annual Report to Shareholders, which is being mailed concurrently herewith. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent accountants thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in the Annual Report are incorporated herein by reference. Copies of the unaudited financial statements for the interim periods ended March 31, 2001 and June 30, 2001 as filed by CECO on Form 10-QSB are being mailed concurrently herewith and are incorporated herein by reference.

                                    By Order of the Board of Directors


                                    --------------------------------------------
                                    Phillip DeZwirek
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer
October __, 2001

                                    EXHIBIT A

                              CERTIFICATE OF MERGER
                                       OF
                            CECO ENVIRONMENTAL CORP.
                                      INTO
                            CECO ENVIRONMENTAL CORP.
                UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW


         1. CECO Environmental Corp. (f/k/a API Enterprises, Inc., original name: Alarm Products International, Inc.) a corporation of the State of New York owns all of the outstanding shares of each class of CECO Environmental Corp., a corporation of the State of Delaware.

         2. As to each corporation to be merged, the designation and number of outstanding shares of each class and the number of such shares, if any, owned by the surviving corporation are as follows:

                        Name of Corporation to be Merged
                        --------------------------------

CECO Environmental Corp.

                  Designation and Number of Outstanding Shares
                  --------------------------------------------

_____________ Common Shares Issued

                       Number of Shares Owned by Survivor
                       ----------------------------------

None.  Survivor is the subsidiary.

         3. Each of the issued and outstanding shares of the CECO Environmental Corp., a New York corporation, are converted into, and exchangeable for, one issued and outstanding share of CECO Environmental Corp., a Delaware corporation.

         4. (a) The Certificate of Incorporation of CECO Environmental Corp. was filed in the Department of State on the 7th day of April, 1966.

         (b) CECO Environmental Corp. was incorporated under the laws of the State of Delaware on the ________ day of __________, 2001, no application has been filed for authority to do business in the State of New York.

         (c) The merger is permitted by the laws of the state of incorporation of each foreign corporation constituent to this merger and is in compliance therewith.

         5. The surviving corporation is CECO Environmental Corp., a corporation of the state of Delaware, incorporated on the ____day of ____________, 2001, no application has been filed for authority to do business in the State of New York and it will not do business in New York until an application for authority shall have been filed by the Department of State. The merger is permitted by the laws of the state of its incorporation and is in compliance therewith.

         6. CECO Environmental Corp. agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation, previously amenable to suit in the State of New York, and for the enforcement under the Business Corporation Law, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving corporation; and it designates the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph (b) of
Section 306 of the Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011. Such post office address shall supersede any prior address designated as the address to which process shall be mailed.

         7. CECO Environmental Corp. agrees that, subject to the provisions of
Section 623 of the Business Corporation Law, it will promptly pay to the shareholders of each constituent domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law, relating to the right of shareholders to receive payment for their shares.

         8. The merger has been approved by the shareholders of CECO Environmental Corp., in accordance with paragraph (a) of Section 903 of the Business Corporation Law.

         9. The merger was approved, if necessary, in accordance with the laws of the state of incorporation of the surviving corporation.

         10. Each of the constituent domestic corporations hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by each constituent domestic corporation have been paid and that a cessation franchise tax report (estimated or final) through the anticipated date of the merger has been filed by each constituent domestic corporation. The said report, if estimated, is subject to amendment.

         CECO Environmental Corp. hereby agrees that it will within 30 days after the filing of the certificate of merger file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by each constituent domestic corporation.

Dated:   ________________, 2001

                            CECO Environmental Corp.,
                            a New York corporation

                            By:_________________________________________
                               Phillip DeZwirek, Chief Executive Officer


                            CECO Environmental Corp.,
                            a Delaware corporation

                            By:_________________________________________
                               Phillip DeZwirek, Chief Executive Officer

                                    EXHIBIT B
                                    ---------

                         Charter of the Audit Committee
                         ------------------------------

The powers of the Audit Committee shall be:

         o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

         o Overseeing that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Company;

         o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies;

         The Audit Committee shall have the following specific powers and duties:

          1. Holding such regular meeting as may be necessary and such special meetings as may be called by any member of the Audit Committee or at the request of the independent accountants;

          2. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

          3. Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable;

          4. Reviewing with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K or 10-KSB and reviewing and considering with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

          5. Reviewing as a whole, or through a designated Audit Committee member with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q or Form 10-QSB.

          6. Requesting from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1; discussing with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommending that the Board take appropriate action to oversee the independence of the outside auditor.

          7. Reviewing the adequacy of the Company's systems of internal control and obtaining from the independent accountants and management their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

          8. Providing an independent, direct communication link between the Board and independent accountants;

          9. Reviewing any programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

         10. Reporting to the Board following the meetings of the Audit
             Committee;

         11. Maintaining minutes or other records of meetings and activities of the Audit Committee;

         12. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

         13. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation; and

         14. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to any audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                                    EXHIBIT C
                                    ---------

                                Auditors Reports
                                ----------------

To the Board of Directors and Shareholders
CECO Environmental Corp.

We have audited the accompanying consolidated balance sheet of CECO Environmental Corp. and subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2000 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  Deloitte & Touche LLP
--------------------------


Cincinnati, Ohio
March 30, 2001

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
CECO Environmental Corp.
Toronto, Ontario Canada


We have audited the accompanying consolidated balance sheet of CECO Environmental Corp. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CECO Environmental Corp. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                             /s/  MARGOLIS & COMPANY P.C.
                                             -----------------------------------
                                             Certified Public Accountants

                            CECO ENVIRONMENTAL CORP.

                        505 University Avenue, Suite 1400
                        Toronto, Ontario, Canada M5G 1X3

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the "Company") held of record by the undersigned on October 8, 2001, at the Annual Meeting of Stockholders to be held on ___________, 2001 or any adjournment thereof.

                       (To Be Signed on the Reverse Side.)

         Please mark your
         -----------------
A [X]  votes as in this example

       The Board of Directors recommends a vote FOR the proposals listed.

                                   (1) ELECTION OF DIRECTORS        For [_]
                                                     Withhold Authority [_]  Nominees:
FOR, except vote withheld from the following nominees:                          Richard J. Blum
------------------------------------------------------                          Jason Louis DeZwirek
____________________________                                                    Phillip DeZwirek
                                                                                Josephine Grivas
                                                                                Donald A. Wright
                                     For   Against      Abstain
(2) PROPOSAL NO. II                  [_]     [_]          [_]
Reincorporating to Delaware

                                      For   Against     Abstain
(3) PROPOSAL NO. III                 [_]     [_]          [_]
Deloitte & Touche LLP as
Independent Public Accountants

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE



Signature:_____________________________________________ Date: ________, 2001 ______________________ Date: ________, 2001
         Signature of Joint Stockholder if Held Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer.
If a partnership, please sign the partnership's name by an authorized person.